Exhibit 31.1

I, Alan B. Levan, certify that:

1.	I have reviewed this annual report on Form 10-K/A of BankAtlantic Bancorp, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Alan B. Levan

Alan B. Levan

Chief Executive Officer

Date: April 10, 2012